EXHIBIT 10.7

UMBRELLA TERMINATION AGREEMENT

This    Umbrella    Termination    Agreement    (this    “Agreement”),    dated    as    February 10, 2022 (the “Termination Effective Date”), is made and entered into by and between CASTILIAN 90, LLC, a Delaware limited liability company ("Castilian 90"), CASTILIAN 70, LLC, a Delaware limited liability company ("Castilian 70"), and CASTILIAN 50, LLC, a Delaware limited liability company ("Castilian 50", and, together with Castilian 70 and Castilian 90, collectively, the “Landlords”), and APPFOLIO, INC., a Delaware corporation (“AppFolio”).

RECITALS

A.Castilian 90, as landlord, currently leases to AppFolio, as tenant, space located at 90 Castilian Drive, Goleta, California, pursuant to that certain Industrial Lease dated December 6, 2019 (as amended, the "90 Lease"). Castilian 70, as landlord, currently leases to AppFolio, as tenant, space located at 70 Castilian Drive, Goleta, California, pursuant to that certain Industrial Lease dated December 6, 2019 (as amended, the "70 Lease"). Castilian 50, as landlord, currently leases to AppFolio, as tenant, space located at 50 Castilian Drive, Goleta, California, pursuant to that certain Industrial Lease dated December 6, 2019 (as amended, the "50 Lease", and, together with the 70 Lease and the 90 Lease, collectively, the "Leases").

B.In connection with the Leases, Castilian 90, Castilian 70 and Castilian 50, each as successor-in-interest to 50 Castilian Drive, LLC, a Delaware limited liability company, and AppFolio are parties to that certain Umbrella Agreement dated as of December 6, 2019 (the “Umbrella Agreement”).

C.AppFolio acknowledges and agrees that the Landlords have satisfied all of their obligations under the Umbrella Agreement and the “Existing Leases” (as defined in the Umbrella Agreement), to AppFolio’s satisfaction. The Landlords and AppFolio have determined that it is in their respective best interests to terminate the Umbrella Agreement and the Existing Leases in their entirety, upon the terms and conditions set forth in this Agreement.

D.Capitalized terms used but not defined herein shall have their meanings set forth in the Umbrella Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlords and AppFolio hereby agree as follows:

1.Agreement to Terminate. Effective as of Termination Effective Date, the Umbrella Agreement and the Existing Leases shall immediately and automatically terminate in their entirety and shall be null and void with no force or effect whatsoever. Without limiting the foregoing, no provision of the Umbrella Agreement or any of the Existing Leases will survive such terminations, and the Landlords shall not have any liability or obligation whatsoever under or in connection with the Umbrella Agreement or the Existing Leases, including, without limitation, in connection with the MAC Surviving Liabilities (as defined in the Umbrella Agreement), which MAC Surviving Liabilities shall be null and void, with no force or effect whatsoever, as of the Termination Effective Date. For the avoidance of doubt, the Leases shall not be affected by such terminations and shall remain in full force and effect in accordance with their terms, provided that the references in the Leases to the Umbrella Agreement and the Existing Leases shall be null and void, with no force or effect whatsoever, as of the Termination Effective Date.

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2.Release. Each of the Landlords, on behalf of itself and its affiliates, directors, officers, shareholders, members, partners, employees, agents, representatives, successors and assigns, hereby releases AppFolio, and its affiliates, directors, officers, shareholders, members, partners, employees, agents, representatives, successors and assigns from and against any and all actions, suits, claims, damages, liabilities and obligations (collectively, “Claims”) arising out of or in connection with the Umbrella Agreement or any of the Existing Leases. AppFolio on behalf of itself and its affiliates, directors, officers, shareholders, members, partners, employees, agents, representatives, successors and assigns, hereby releases each of the Landlords, and their respective affiliates, directors, officers, shareholders, members, partners, lenders, ground lessors, employees, agents, representatives, successors and assigns, from and against any and all Claims arising out of or in connection with the Umbrella Agreement or any of the Existing Leases. Each of the Landlords and AppFolio agree that there is a risk that, subsequent to the execution of this Agreement, it will suffer losses or damages which are unknown or unanticipated as of the date hereof, and the Landlords and AppFolio each hereby assume said risk and agree that the releases contained in this Section 2 shall apply to all unknown or unanticipated Claims, as well as those known and anticipated. In connection with the foregoing, the Landlords and AppFolio each hereby waives any and all rights they may have under California Civil Code Section 1542, which Section reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

90 Castilian Initials    AppFolio Initials

70 Castilian Initials    50 Castilian Initials

3.Representations and Warranties. AppFolio hereby represents and warrants to the Landlords that (a) AppFolio has not, either voluntarily or by operation of law, heretofore assigned, encumbered or transferred all or any portion of its right, title and interest in or to the Umbrella Agreement or the Existing Leases; (b) AppFolio has full power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby, and the persons signing on behalf of AppFolio have been fully authorized to do so by all necessary action on the part of AppFolio; and (c) no consent or approval of any other party is required for this Agreement to constitute a legal, valid and binding obligation of AppFolio, or to terminate the Umbrella Agreement or the Existing Leases.

4.Miscellaneous.

4.1Entire Agreement. This Agreement (and the Leases) is the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing, signed by the Landlords and AppFolio.

4.2Drafting. The foregoing Recitals are deemed incorporate in and part of this Agreement. Each party hereto has cooperated and participated in the drafting and preparation of this Agreement, and in any construction of this Agreement, the same shall not be construed against either party based on its alleged role as draftsperson. Section and subsection headings contained in this Agreement are

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for purposes of identification and reference only and shall not affect in any way the meaning or interpretation of any provision of this Agreement.

4.3Survival. All representations, warranties and agreements in this Agreement shall survive termination of the Umbrella Agreement and the Existing Leases, and shall not be merged with any other document or agreement.

4.4Attorneys’ Fees. In the event of any action for breach of, or to enforce the provisions of this Agreement, the prevailing party in such action shall be entitled to reasonable attorneys’ fees, costs, and expenses and reasonable attorneys’ fees on appeal or other judicial proceedings.

4.5Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and to all of their respective successors and assigns.

4.6California Law. This Agreement shall be governed by and construed in accordance with California law. Venue for any action hereunder or relating hereto shall solely be in the County of Santa Barbara.

4.7Counterparts; PDF Signatures. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but which, when taken together, shall constitute one and the same instrument. A facsimile signature or a PDF or other electronic format signature shall each be as binding, and have the same force and effect, as an original ink signature.

4.8Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

4.9Time of the Essence. Time is of the essence with respect to this Agreement and all obligations hereunder.

4.10Further Assurances. Each party hereto shall, from time to time, upon the request of another party hereto, execute, acknowledge and deliver all such further agreements and other instruments as may be reasonably required to further evidence the terms of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Landlords and AppFolio have entered into this Agreement as of the Termination Effective Date.

“CASTILIAN 90”

CASTILIAN 90, LLC, a Delaware limited liability company

By: /s/ Brian Rupp
Name: Brian Rupp
Title: as authorized signatory

“CASTILIAN 50”

CASTILIAN 50, LLC, a Delaware limited liability company

By: /s/ Brian Rupp
Name: Brian Rupp
Title: as authorized signatory

“CASTILIAN 70”

CASTILIAN 70, LLC, a Delaware limited liability company

By: /s/ Brian Rupp
Name: Brian Rupp
Title: as authorized signatory

"APPFOLIO"

APPFOLIO, INC.,, a Delaware corporation

By: /s/ Jason Randall
Name: Jason Randall
Title: Chief Executive Officer

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Castilian-AppFolio-Umbrella Termination Agreement (Final)